SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 4, 2003

STATION  CASINOS, INC

(Exact name of registrant as specified in its charter)

Nevada	000-21640	88-0136443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2411 West Sahara Avenue, Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 367-2411

N/A

(Former name or former address, if changed since last report)

ITEM 9.  REGULATION FD DISCLOSURE

On June 4, 2003, Glenn Christenson, our Chief Financial Officer, disclosed at the Goldman Sachs Conference that we purchased approximately 18 acres of real estate adjacent to our Wild Wild West Gambling Hall & Hotel in May 2003.  The purchase price approximated $28 million.  The acquired property includes approximately 270,000 square feet of office and warehouse space in a number of low-rise buildings.  Net lease revenues from the property are expected to approximate $2.0 million annually.

The information in this Current Report is being furnished pursuant to Item 9 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.  The furnishing of the information in this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained herein is material investor information that is not otherwise publicly available.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2003	Station Casinos, Inc.
	By:	/s/ William W. Warner
William W. Warner
Executive Vice President — Development